Exhibit 3(c)


                                   TRUST AGREEMENT
                               OF TU ELECTRIC CAPITAL II



                    This  TRUST AGREEMENT of TU Electric Capital II (the

          "Trust"),  dated as of September 28, 1995, among (i) Texas Utili-

          ties Electric  Company, a  Texas  corporation (the  "Depositor"),

          (ii) The Bank of New York, a New York banking corporation, not in its individual capacity but solely as trustee of the Trust, (iii)

          The Bank of New York  (Delaware), a Delaware banking corporation,

          not  in  its individual  capacity but  solely  as trustee  of the

          Trust, and  (iv) Wayne Patterson,  an individual employed  by the

          Depositor,  not in his individual capacity  but solely as trustee of the Trust  (each of such  trustees in (ii),  (iii) and (iv)  a

          "Trustee" and  collectively, the "Trustees").   The Depositor and

          the Trustees hereby agree as follows:

                    1.   The  trust created  hereby shall  be known  as "TU

          Electric Capital II", in which name the Trustees, or the Depositor to  the extent provided herein,  may conduct the  business of the

          Trust, make and execute contracts, and sue and be sued.

                    2.   The Depositor hereby  assigns, transfers,  conveys

          and  sets over  to the  Trustees the  sum of  $10.   The Trustees

          hereby  acknowledge  receipt of  such  amount in  trust  from the

          Depositor,  which  amount  shall  constitute  the  initial  trust

          estate.   The  Trustees hereby  declare that  they will  hold the

          trust estate in trust for the Depositor.  It is  the intention of the parties  hereto that  the Trust created  hereby constitute  a business trust under Chapter 38 of Title 12 of the Delaware Code,

          12 Del. C. Section 3801 et seq. (the "Business Trust Act"), and that
             -------              -- ---

          this document constitutes the  governing instrument of the Trust.

          The Trustees are hereby authorized and

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

          directed  to execute  and file  a certificate  of trust  with the

          Delaware Secretary of State in  accordance with the provisions of the Business Trust Act.

                    3.   The Depositor and the  Trustees will enter into an

          amended and  restated Trust Agreement, satisfactory  to each such party  and substantially in the form to be included as an exhibit to  the  1933 Act  Registration Statement  referred to  below, to provide  for  the contemplated  operation  of  the Trust  created hereby and  the issuance of  the Preferred Securities  and Common

          Securities  referred  to therein.    Prior to  the  execution and

          delivery  of  such  amended  and restated  Trust  Agreement,  the

          Trustees  shall not have any duty or obligation hereunder or with respect  of the  trust estate,  except as  otherwise  required by applicable  law or as  may be necessary  to obtain prior  to such execution  and  delivery  any  licenses,  consents  or  approvals required by applicable law or otherwise.

                    4.   The  Depositor and  the Trustees  hereby authorize

          and  direct the  Depositor (i)  to file  with the  Securities and

          Exchange Commission (the "Commission")  and execute, in each case on behalf of the  Trust, (a) a Registration Statement on Form S-4

          (the  "1933  Act  Registration  Statement"), including  any  pre-

          effective  or   post-effective   amendments  to   the  1933   Act

          Registration Statement,  relating to the  registration under  the

          Securities Act of 1933,  as amended, of the Preferred  Securities of the Trust  and certain  other securities and  the exchange  of certain securities of Depositor  ("Depositary Shares") for, among

          other  things,  Preferred  Securities   and  (b)  a  Registration

          Statement  on Form  8-A (the  "1934 Act  Registration Statement")

          (including  all  pre-effective   and  post-effective   amendments

          thereto) relating to the registration of the Preferred Securities of the Trust under  Section 12(b) of the Securities  Exchange Act of 1934,  as  amended; (ii)  to  file  with the  New  York  Stock

          Exchange (the "Exchange") and execute on

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

          behalf  of  the  Trust  a   listing  application  and  all  other

          applications,  statements,  certificates,  agreements  and  other instruments  as shall  be  necessary or  desirable  to cause  the

          Preferred  Securities to be listed  on the Exchange  and (iii) to file and  execute  on  behalf of  the  Trust  such  applications,

          reports,  surety  bonds,  irrevocable  consents,  appointments of attorney for service of process and other papers and documents as shall  be  necessary  or  desirable  to  register  the  Preferred

          Securities  under  the securities  or  "Blue  Sky"  laws of  such jurisdictions  as the Depositor, on behalf of the Trust, may deem necessary or desirable.  In the event that any filing referred to in  clauses  (i) and  (ii) above  is  required by  the  rules and regulations of  the Commission, the Exchange  or state securities or blue sky laws, to be executed on behalf of the Trust by one or more  of the  Trustees,  each  of the  Trustees,  in  its or  his capacity  as Trustee of the  Trust, is hereby  authorized and, to the extent so required, directed  to join in any such  filing and to execute on behalf of  the Trust any and all of  the foregoing,

          it being understood that The Bank of New York and The Bank of New

          York (Delaware), in  their capacities as  Trustees of the  Trust,

          respectively, shall not be required to join in any such filing or execute  on behalf of the Trust any such document unless required by  the rules  and regulations  of the  Commission, the  New York

          Stock  Exchange or  state  securities  or  blue  sky  laws.    In

          connection with  all of  the foregoing,  the  Depositor and  each

          Trustee, solely in  its or his capacity as Trustee  of the Trust,

          hereby constitutes  and appoints  Robert A. Wooldridge,  Peter B.

          Tinkham and Robert J. Reger, Jr., and each of them, as its or his true and lawful attorneys-in-fact and agents, with full power  of substitution  and  resubstitution,  for  the  Depositor  or  such

          Trustee or in the  Depositor's or such Trustee's name,  place and stead, in any and all capacities, to  sign any and all amendments

          (including   post-effective   amendments)   to   the   1933   Act

          Registration Statement and

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

          the  1934 Act Registration Statement  and to file  the same, with all exhibits thereto, and other documents in connection therewith and  in connection with the  filing of the  1933 Act Registration

          Statement  and  the 1934  Act  Registration  Statement, with  the

          Commission, granting unto said attorneys-in-fact and agents  full power and  authority to do  and perform  each and  every act  and thing requisite and necessary to be done in connection therewith,

          as fully  to all intents  and purposes  as the Depositor  or such

          Trustee  might  or  could  do in  person,  hereby  ratifying  and confirming all  that said attorneys-in-fact and agents  or any of them, or their respective substitute  or substitutes, shall do or cause to be done by virtue hereof.

                    5.   This  Trust Agreement  may be  executed in  one or

          more counterparts.

                    6.   The number  of Trustees  initially shall  be three

          (3) and thereafter the number of Trustees shall be such number as shall  be fixed from time to  time by a written instrument signed by the Depositor  which may  increase or decrease  the number  of

          Trustees; provided,  however, that to the extent  required by the

          Business  Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware,  or, if not a natural person,  an entity which has  its principal place  of business in the  State of Delaware  and otherwise  meets the  requirements of applicable Delaware law.  Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any Trustee at any time.  The Trustees  may resign upon thirty days  prior notice to

          Depositor.

                    7.   This  Trust Agreement  shall be  governed by,  and

          construed in accordance with,  the laws of the State  of Delaware

          (without regard to conflict of laws principles).

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

                    IN WITNESS WHEREOF, the parties hereto have caused this

          Trust Agreement to be duly executed as of the day  and year first above written.


                                        TEXAS UTILITIES ELECTRIC COMPANY,
                                             as Depositor


                                        By:  /s/ Cathryn Hulen
                                             -------------------------------
                                             Name:  Cathryn Hulen
                                             Title:  Treasurer and
                                                       Assistant
                                                       Secretary


                                        THE BANK OF NEW YORK, not in its
                                             individual capacity but solely
                                             as Trustee


                                        By:  /s/ Walter N. Gitlin
                                             -------------------------------
                                             Name:  Walter N. Gitlin
                                             Title:  Vice President


                                        THE BANK OF NEW YORK,
                                             (DELAWARE), not in its
                                             individual capacity but
                                             solely as Trustee


                                        By:  /s/ Joseph F. Leary
                                             ------------------------------
                                             Name:  Joseph F. Leary
                                             Title:  Vice President


                                        WAYNE PATTERSON, not in his
                                             individual capacity but
                                             solely as Trustee


                                        By:  /s/ Wayne Patterson
                                             ------------------------------